                                                                        EXHIBIT 11.1
                                       MASSBANK CORP.
                                    Earnings Per Share

     The following is a calculation of earnings per share for the three months ended March 31, 1997 and 1996.
                                                           Three Months Ended
Calculation of Primary                                          March 31,
  Earnings Per Share                                       1997          1996
______________________________                          __________   __________
Average common shares outstanding                        2,686,936    2,749,005

Less:  Unallocated Employee Stock Ownership
       Plan (ESOP) shares not committed
       to be released                                      (39,600)     (46,200)

Shares assumed to be repurchased
  under treasury stock method
  for stock options                                         87,818       80,621
                                                        __________    _________

Total Shares                                             2,735,154    2,783,426
                                                        __________    _________

Net Income                                              $2,473,000   $2,223,000
                                                        __________   __________

Per Share Amount                                        $     0.90   $     0.80
                                                        __________   __________

                                                           Three Months Ended
Calculation of Fully Diluted                                   March 31,
  Earnings Per Share                                       1997          1996
______________________________                          __________   __________
Average common shares outstanding                        2,686,936    2,749,005

Less:  Unallocated Employee Stock Ownership
       Plan (ESOP) shares not committed
       to be released                                      (39,600)     (46,200)

Shares assumed to be repurchased
  under treasury stock method
  for stock options                                         89,383       81,649
                                                        __________   __________

Total Shares                                             2,736,719    2,784,454
                                                        __________   __________

Net Income                                              $2,473,000   $2,223,000
                                                        __________   __________

Per Share Amount                                        $     0.90   $     0.80
                                                        __________   __________


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